UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 3, 2020

Date of Report (Date of earliest event reported)

SLINGER BAG INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-214463	61-1789640
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill, MD

21244

(Address of Principal Executive Offices)

(443) – 407 7564

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not Applicable

Emerging growth company [X]

Item 5.01 Change of Control of the Registrant

The information set forth below is intended to clarify the events and changes of control from the inception of Slinger Bag to-date that have led to the current ownership structure of the Slinger Bag group.

Slinger Bag Inc. is the group holding company and is listed on the OTC markets Pink Tier under ticker symbol SLBG.

The Slinger Bag Group of Companies include:

Slinger Bag Americas Inc, a Delaware corporation, is the operating company in the Slinger Bag Group and is 100% owned by Slinger Bag Inc.

Each of the following companies is 100% owned by Slinger Bag Americas Inc.:

Slinger Bag Canada Inc, an Ontario corporation, holds all Slinger Bag trademarks.

Slinger Bag Limited, an Israeli company, holds all Slinger Bag patents.

Slinger Bag International (UK) Limited, a private English company to be used for operations in the United Kingdom and Europe.

History and Key Events

Invention of Slinger Bag

Slinger Bag came into being in 2016 when Yonah Kalfa, an avid tennis player residing in Raanana, Israel, conceived the idea of a portable ball launcher during a break in a tennis match. By August 2017, Yonah had created a prototype for use and testing. In May 2018, having worked out the initial teething issues and improved the ball launcher’s performance, Yonah launched the highly successful Slinger Bag Kickstarter & IndieGoGo campaigns. In February 2019, Yonah recruited Mike Ballardie to run the Company as its Chief Executive Officer.

On March 22, 2019, Slinger Bag Americas (“SBA”) was formed, first as a Delaware limited liability company. Then on August 27, 2019, it converted to a corporation. SBA was 100% owned by Slinger Bag Ltd. (“SBL”), an Israeli company. Zehava Tepler, who is the sister of the inventor of Slinger Bag, Yonah Kalfa, owned 100% of SBL. So, by extension, Ms. Tepler also owned 100% of SBA.

In the Summer of 2019, Yonah and Mike decided to operate Slinger Bag out of a public company and, for this purpose, identified and acquired Lazex Inc. into which the Slinger Bag business was merged.

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Purchase of Lazex

Lazex Inc. (“Lazex” or the “Company”), was formed on July 12, 2015 as a Nevada corporation with 75,000,000 shares authorized. From its inception until September 16, 2019, the Company was in the business of providing travel consulting and tour guide services from the Czech Republic. On August 20, 2019, SBA purchased 5,000,000 shares of Lazex, equal to 82% of the outstanding shares, in a private transaction with the controlling shareholder, of Lazex Juliia Gitelman. This gave SBA and therefore Zehava Tepler control of Lazex, through her ownership of SBL and, by extension, SBA.

Contribution of SBA

Effective on September 16, 2019, SBL transferred its ownership of SBA (which by then had become the operating company in the Slinger Bag group by virtue of the decision to restructure the group and use SBA for operations going forward) to Lazex in exchange for the 5,000,000 shares of Lazex owned by SBA. The Company then terminated its travel consulting and tour guide business and commenced operations in the sporting and athletic goods business with the Slinger Bag brand.

Name Change

On November 20, 2019, the Company formally changed its name form Lazex Inc. to Slinger Bag Inc.

Contribution of SBL

Effective February 10, 2020, Ms. Tepler contributed her ownership of SBL to SBA. These entities were both owned and controlled by Ms. Tepler and there was no consideration paid for this contribution.

4-1 Forward Split

On February 25, 2020, Slinger Bag increased the number of authorized shares of Common Stock from 75,000,000 to 300,000,000 and effected a four-for-one forward split of its outstanding shares of common stock. As a result of the forward stock split, each share of the Company’s common stock outstanding was split into four shares of Slinger Bag’s common stock.

Transfer of Control Block to Yonah Kalfa

At the end of February 2020, SBA transferred 5,000,000 shares of Slinger Bag Inc. to Yonah Kalfa and, in June 2020, SBA transferred 15,000,000 more shares of Slinger Bag Inc. to Yonah Kalfa, which was its entire remaining position in shares of Slinger Bag Inc. The timing of the first transfer of shares to Yonah Kalfa in February 2020 coincided with our forward split and, due to clerical errors in processing the transfer in the midst of the forward split, only 25% of SBA’s shares of Slinger Bag Inc., or 5,000,000 shares, transferred to Yonah Kalfa in February 2020. Eventually, this error was discovered and SBA transferred the balance of share shares of Slinger Bag Inc. to Yonah Kalfa in June 2020.

Current Ownership

As at the date hereof, Yonah Kalfa is the largest shareholder of Slinger Bag with approximately 75% of the outstanding common stock of Slinger Bag Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Slinger Bag inc.
a Nevada corporation

Dated: December 3, 2020	By:	/s/ Mike Ballardie
Mike Ballardie
Chief Executive Officer
and Sole Director

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